UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2006

DARK DYNAMITE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

1-10559
(Commission File Number)

65-1021346
(I.R.S. Employer Identification No.)

c/o Lei Ming, President
E Pang Gong Site, 44 Hong Guang Road, Xi’An, PRC 710068
(Address of Principal Executive Offices) (Zip Code)

(8629) 8436-8561
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Dark Dynamite, Inc., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 8.01 OTHER EVENTS

The Registrant hereby discloses that the Xi’an, China city government has announced that an engineering project relating to the Western 3rd Beltway of Xi’an City is expected to be completed in the early part of fiscal 2006.

The Western 3rd Beltway of Xi’an City is a RMB 500 million (equal to US$ 61.7 million) highway project. The total length of the Western 3rd Beltway is 18.42 km, which includes 7 large crossroads, and 2 bridges. The Western 3rd Beltway is expected to be completed in the early part of 2006, and to be opened to the public free of charge. After the completion of the Western 3rd Beltway, the traveling time from the center of Xi’an City to the Theme Park of E-pang Palace (“E-Pang Palace Theme Park”) will be reduced by 30 minutes to around 20 minutes, thus greatly reducing the travel time for tourists to the E-Pang Palace Theme Park, which should increase the attractiveness and accessibility of the E-Pang Palace Theme Park for tourists traveling from the downtown areas.

The E-Pang Palace Theme Park is located at a central location from many historic sites in Xi’an City, such as the site of the famous Emperor Qin’s Terra-cotta Warriors and Horses Museum, the Mausoleum of Emperor Qin, the Huaqing Hot-Springs, and the Fa’men Temple, among others. After the completion of the Western 3rd Beltway, tourists will have an easy access to E-Pang Palace Theme Park while also visiting other historical sites. The easy access to E-Pang Palace Theme Park may make it a popular spot among the tour packages that are put together by travel agencies in Xi’an, China and elsewhere, because of its distinctive Qin cultural palaces and convenient traffic conditions.

“Since our E-pang Palace Theme Park is located in a suburb of Xi’an City, traffic problems have been a major factor inhibiting our development in the past. With the completion of the Western 3rd Beltway of Xi’an City, there will be five city buses shuttling from downtown areas to the E-pang Palace Theme Park every 15 to 30 minutes from 6:00 A.M. to 11:00 P.M. Tourists should be able to easily access our Theme Park in about 20 minutes from downtown areas”, stated Mr. Lei Ming, Chairman and President of the Registrant. He further commented that “I believe that the Theme Park of E-Pang Palace will continue to grow as an attractive leisure location for citizens and tourists in Xi’an under the new and convenient traffic conditions.”

The Registrant operates the E-pang Palace Theme Park through its wholly owned subsidiary, Shaanxi Kai Da Tourism Co., Ltd., which is a professional tourism consultancy and management firm, as well as corporation organized and existing under the laws of the Peoples’ Republic of China. A translated copy of the management contract between the E-pang Palace Theme Park and Shaanxi Kai Da Tourism Co., Ltd. is attached as exhibit 10 hereto. The E-pang Palace Theme Park was constructed in 2000 on the ruins of the historical Qin E-Pang Palace, imitating the architectural style of the Qin E-Pang Palace, which was considered to be the most prestigious and largest palace built during the Qin dynasty over 2,200 years ago. The facilities of the E-pang Palace Theme Park comprise a total area of 667,000 square meters and a total building area of 64,300 square meters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARK DYNAMITE, INC.

By /s/ Lei Ming
     Lei Ming
     President

Dated: January 4, 2006

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EXHIBIT INDEX

Exhibit No.                          Description

10	Contractual Operation Agreement dated July 5, 2005.

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